SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                             (Amendment No.  )

    ----
                          Filed by the Registrant
   / X /

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    ----
                Filed by a Party other than the Registrant
   /   /

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CHECK THE APPROPRIATE BOX:
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/          /  Preliminary Proxy Statement

- ----
 ----

/   /    Preliminary Additional Materials

- ----

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/    X      / Definitive Proxy Statement

- ----

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/   /    Definitive Additional Materials

- ----
 ----
/   /    Soliciting Material Pursuant to    Rule 14a-11(c)
or
- ----        Rule 14a    -12

                PUTNAM INTERMEDIATE GOVERNMENT INCOME TRUST
             (Name of Registrant as Specified In Its Charter)
                (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
 ----
/ x /    $125 per Exchange Act Rules 0-11(c)(1)(ii),
- ----          14a-6(i)(1), or 14a-6(i)(2)    or Item 22(a)(2) of
         Schedule 14A    .

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/   /    $500 per each party to the controversy pursuant
- ----          to Exchange Act Rule 14a-6(i)(3).
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/   /    Fee computed on table below per Exchange Act Rules
- ----          14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which
              transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
              0-11:

         (4)  Proposed maximum aggregate value of transaction:

 ----
/   /    Check box if any part of the fee is offset as provided
- ----          by Exchange Act Rule 0-11(a)(2) and identify the
filing
         for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

                       (4)  Date Filed:
IMPORTANT INFORMATION
FOR SHAREHOLDERS IN
PUTNAM INTERMEDIATE GOVERNMENT INCOME TRUST

THE DOCUMENT YOU HOLD IN YOUR HANDS CONTAINS YOUR PROXY STATEMENT AND PROXY CARD. A PROXY CARD IS, IN ESSENCE, A BALLOT. WHEN YOU VOTE YOUR PROXY, IT TELLS US HOW TO VOTE ON YOUR BEHALF ON IMPORTANT ISSUES RELATING TO YOUR FUND. IF YOU COMPLETE AND SIGN THE PROXY, WE'LL VOTE IT EXACTLY AS YOU TELL US. IF YOU SIMPLY SIGN THE PROXY, WE'LL VOTE IT IN ACCORDANCE WITH THE TRUSTEES'
RECOMMENDATIONS ON PAGE    4    .

WHILE INVESTORS SOMETIMES FIND A PROXY STATEMENT INTIMIDATING, WE ARE, IN FACT, ASKING FOR YOUR VOTE ON JUST A FEW MATTERS. SO WE
URGE YOU TO SPEND A    COUPLE OF     MINUTES WITH THE PROXY
STATEMENT, FILL OUT YOUR PROXY CARD, AND RETURN IT TO US. WHEN SHAREHOLDERS DON'T RETURN THEIR PROXIES IN SUFFICIENT NUMBERS, WE HAVE TO INCUR THE EXPENSE OF FOLLOW-UP SOLICITATIONS, WHICH CAN COST YOUR FUND MONEY.

WE WANT TO KNOW HOW YOU WOULD LIKE TO VOTE AND WELCOME YOUR
COMMENTS.  PLEASE TAKE A FEW MOMENTS WITH THESE MATERIALS AND
RETURN YOUR PROXY TO US.

                        (PUTNAM LOGO APPEARS HERE)
                          BOSTON * LONDON * TOKYO

TABLE OF    CONTENTS

A Message from the Chairman. . . . . . . . . . . . . . . . . . .
 . . . . .1

Notice of Shareholder Meeting. . . . . . . . . . . . . . . . . .
 .    3

Trustees' Recommendations. . . . . . . . . . . . . . . . . . . .
 .    4

PROXY CARD ENCLOSED






















If you have any questions, please contact us at the special toll-free number we have set up for you (1-800-225-1581) or call your financial adviser.

A MESSAGE FROM THE CHAIRMAN

(Photograph of George Putnam appears here)

Dear Shareholder:

I am writing to you to ask for your vote on important questions that affect your investment in your fund. While you are, of course, welcome to join us at your fund's meeting, most shareholders cast their vote by filling out and signing the enclosed proxy. We are asking for your vote on these matters:

1.  ELECTING TRUSTEES TO OVERSEE YOUR FUND;

2.  RATIFYING THE SELECTION BY THE TRUSTEES OF THE INDEPENDENT
    AUDITORS OF YOUR FUND FOR ITS CURRENT FISCAL YEAR; AND

3.  CONSIDERING WHETHER TO CONVERT YOUR FUND FROM A CLOSED-END
    FUND TO AN OPEN-END FUND, AS WELL AS TO AUTHORIZE RELATED
    AMENDMENTS TO YOUR FUND'S AGREEMENT AND DECLARATION OF
    TRUST, THE LEGAL DOCUMENT GOVERNING THE FUND.

Your Trustees unanimously recommend that shareholders vote
   "FOR"      the first two proposals.  On the third proposal,
whether to convert Putnam Intermediate Government Income Trust to an open-end fund, the Trustees, including the Trustees who are not affiliated with the fund's manager, unanimously recommend
that shareholders vote    "AGAINST"     the conversion.     The
third proposal is on the agenda as a result of provisions in your fund's governing legal documents which require that shareholders be given the opportunity to consider a conversion in the event the fund's shares trade at a greater than 10% discount from net asset value over a specified time.

The Trustees believe that remaining as a closed-end fund provides significant investment benefits that are not available to open-end funds. In general, if the fund remains a closed-end fund, the portfolio manager can manage the fund with a steadier, longer term perspective. The manager can invest the fund's assets without the short-term pressure resulting from sales and redemptions of fund shares.

The Trustees believe that the fund has provided favorable performance for shareholders since inception. For the one,
three, and five year periods ended    June 30    , 1995 and for
the period since inception in June, 1988 through    June 30    ,
1995 the fund's performance (measured at net asset value) places
it in the top third of a universe of    intermediate     U.S.
government and global bond funds used by the Trustees to evaluate
the fund's performance.  (See page    23     of the enclosed
proxy statement for more information on performance). In light of the fund's performance, the Trustees do not believe that
   the recent history of discount     justifies the fundamental
changes which would result from conversion, including the loss of the investment advantages of closed-end status and the likelihood of increased operating expenses.

We urge you to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed.

I'm sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't.
When shareholders don't return their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration that I am sure you will give this important matter.
If you have questions about the proposals, call 1-800-255-1581.

                             Sincerely yours,

                             (signature of George Putnam)
                             George Putnam, Chairman

   PUTNAM INTERMEDIATE GOVERNMENT INCOME TRUST
NOTICE OF A MEETING OF SHAREHOLDERS


THIS IS THE FORMAL AGENDA FOR YOUR FUND'S SHAREHOLDER MEETING.
IT TELLS YOU WHAT MATTERS WILL BE VOTED ON AND THE TIME AND PLACE
OF THE MEETING, IF YOU CAN ATTEND IN PERSON.

To the Shareholders of Putnam Intermediate Government Income
Trust:

A Meeting of Shareholders of your fund will be held on October 5, 1995 at 2:00 p.m., Boston time, on the eighth floor of One Post
Office Square, Boston, Massachusetts, to consider the following:

1.   FIXING THE NUMBER OF TRUSTEES AND ELECTING TRUSTEES. SEE
     PAGE    5    .

2.   RATIFYING THE SELECTION OF AUDITORS FOR YOUR FUND FOR THE
     CURRENT FISCAL YEAR.  SEE PAGE    19    .

3.   APPROVING OR DISAPPROVING THE CONVERSION OF YOUR FUND FROM
     CLOSED-END TO OPEN-END STATUS AND THE AUTHORIZATION OF
     CERTAIN RELATED AMENDMENTS TO YOUR FUND'S AGREEMENT AND
     DECLARATION OF TRUST.  SEE    PAGE 20.

4. Transacting other business as may properly come before the meeting.


By the Trustees
George Putnam, Chairman
William F. Pounds, Vice Chairman

Jameson A. Baxter                   Donald S. Perkins
Hans H. Estin                       George Putnam, III
John A. Hill                        Eli Shapiro
Elizabeth T. Kennan                 A.J.C. Smith
Lawrence J. Lasser                  W. Nicholas Thorndike
Robert E. Patterson

WE URGE YOU TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN
THE POSTAGE-PAID ENVELOPE PROVIDED SO YOU WILL BE REPRESENTED AT
THE MEETING.

   August 4    , 1995

PROXY STATEMENT

THIS DOCUMENT WILL GIVE YOU THE INFORMATION YOU NEED TO VOTE ON THE MATTERS LISTED ON THE PREVIOUS PAGE. MUCH OF THE INFORMATION IN THE PROXY STATEMENT IS REQUIRED UNDER RULES OF THE SECURITIES AND EXCHANGE COMMISSION (SEC); SOME OF IT IS TECHNICAL. IF THERE IS ANYTHING YOU DON'T UNDERSTAND, PLEASE CONTACT US AT OUR SPECIAL TOLL-FREE NUMBER, 1-800-225-1581, OR CALL YOUR FINANCIAL ADVISER.

WHO IS ASKING FOR MY VOTE?

THE ENCLOSED PROXY IS SOLICITED BY THE TRUSTEES OF PUTNAM INTERMEDIATE GOVERNMENT INCOME TRUST for use at the Meeting of Shareholders of your fund to be held on October 5, 1995, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Meeting (see previous page).

HOW DO YOUR FUND'S TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE ON
THESE PROPOSALS?

The Trustees recommend that you vote

1.   FOR    fixing the number of Trustees as proposed and
the
         election of all nominees,

2. FOR selecting the independent auditors for your fund as indicated below:

     Price Waterhouse LLP, and

3. AGAINST converting your fund from closed-end to open-end status and authorizing certain related amendments to your fund's Agreement and Declaration of Trust.

WHO IS ELIGIBLE TO VOTE?

Shareholders of record at the close of business on July 21, 1995, are entitled to be present and to vote at the meeting or any adjourned meeting. The Notice of Meeting, the proxy, and the Proxy Statement have been mailed to shareholders of record on or
about    August 7    , 1995.

If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before the meeting, your shares will be voted at the Trustees' discretion.

THE PROPOSALS

I.   ELECTION OF TRUSTEES

WHO ARE THE NOMINEES FOR TRUSTEES?

The Nominating Committee of the Trustees recommends that the
number of Trustees be fixed at thirteen and that    you     vote
for the election of the nominees described below. Each nominee is currently a Trustee of your fund and of the other Putnam
funds       .

The Nominating Committee of the Trustees        consists solely
of Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of your fund or of Putnam Investment Management, Inc., your fund's investment manager ("Putnam Management").

JAMESON ADKINS BAXTER
[INSERT PICTURE]

Ms. Baxter, age 51, is the President of Baxter Associates, Inc., a management and financial consulting firm which she founded in 1986. During that time, she was also a Vice President and Principal of the Regency Group, Inc., and a Consultant to First Boston Corporation, both of which are investment banking firms. From 1965 to 1986, Ms. Baxter held various positions in investment banking and corporate finance at First Boston.

Ms. Baxter currently also serves as a Director of Banta Corporation, a Fortune 500 printing company, Avondale Federal Savings Bank, a savings and loan company, and ASHTA Chemicals, Inc., a basic chemicals producer. She is also the Chairman Emeritus of the Board of Trustees of Mount Holyoke College, having previously served as Chairman for five years and as a Board member for thirteen years; an Honorary Trustee and past President of the Board of Trustees of the Emma Willard School; and a Member of the Board of Governors of Good Shepherd Hospital. She is also active in various professional and civic organizations, including the Financial Women's Association of New York. Ms. Baxter is a graduate of Mount Holyoke College.


HANS H. ESTIN
[INSERT PICTURE]

Mr. Estin, age 66, is a Chartered Financial Analyst and the Vice Chairman of North American Management Corp., a registered investment adviser serving individual clients and their families. Mr. Estin currently also serves as a Director of The Boston Company, Inc., a registered investment adviser which provides administrative and investment management services to mutual funds and other institutional investors, and Boston Safe Deposit and Trust Company; a Corporation Member of Massachusetts General Hospital; and a Trustee of New England Aquarium. He previously served as the Chairman of the Board of Trustees of Boston University and is currently active in various other civic associations, including the Boys & Girls Clubs of Boston, Inc. Mr. Estin is a graduate of Harvard College and holds honorary doctorates from Merrimack College and Boston University.


JOHN A. HILL
[INSERT PICTURE]

Mr. Hill, age 53, is the Chairman and Managing Director of First
Reserve Corporation, a registered investment adviser investing in companies in the world-wide energy industry on behalf of institutional investors.

Prior to acquiring First Reserve in 1983, Mr. Hill held executive positions with several investment advisory firms and held various positions with the Federal government, including Associate
Director of the Office of Management and Budget and Deputy
Administrator of the Federal Energy Administration.

Mr. Hill currently also serves as a Director of Snyder Oil Corporation, an exploration and production company which he founded, Maverick Tube Corporation, a manufacturer of structural steel, pipe and well casings, PetroCorp Incorporated, an exploration and production company, Enterra Corporation, an oil field service company, various private companies controlled by First Reserve Corporation, and various First Reserve Funds. He is currently active in various business associations, including the Economic Club of New York, and lectures on energy issues in the United States and Europe. Mr. Hill is a graduate of Southern Methodist University.


ELIZABETH T. KENNAN
[INSERT PICTURE]

Ms. Kennan, age 57,    is     President Emeritus and Professor
   of Mount Holyoke College.  From 1978 through June 1995, she
was President     of Mount Holyoke College.  From 1966 to 1978,
she was on the faculty of Catholic University, where she taught history and published numerous articles.

Ms. Kennan currently also serves as a Director of NYNEX Corporation, a telecommunications company, Northeast Utilities, the Kentucky Home Life Insurance Companies, and Talbots, a women's clothing retailer. She also serves as a Member of The Folger Shakespeare Library Committee. She is currently active in various educational and civic associations, including the Committee on Economic Development and the Council on Foreign Relations. Ms. Kennan is a graduate of Mount Holyoke College, the University of Washington and St. Hilda College at Oxford University and holds several honorary doctorates.


LAWRENCE J. LASSER*
[INSERT PICTURE]

Mr. Lasser, age 52, is the Vice President of your fund and the other Putnam funds. He has been the President, Chief Executive Officer and a Director of Putnam Investments, Inc. and Putnam Management since 1985, having begun his career there in 1969.

Mr. Lasser currently also serves as a Director of Marsh & McLennan Companies, Inc., the parent company of Putnam Management, and INROADS/Central New England, Inc., a job market internship program for minority high school and college students. He is a Member of the Board of Overseers of the Museum of Science, the Museum of Fine Arts and the Isabella Stewart Gardner Museum in Boston. He is also a Trustee of the Beth Israel Hospital and Buckingham, Browne and Nichols School. Mr. Lasser is a graduate of Antioch College and Harvard Business School.


ROBERT E. PATTERSON
[INSERT PICTURE]

Mr. Patterson, age 50, is the Executive Vice President and Director of Acquisitions of Cabot Partners Limited Partnership, a registered investment adviser which manages real estate investments for institutional investors. Prior to 1990, he was the Executive Vice President of Cabot, Cabot & Forbes Realty Advisors, Inc., the predecessor company of Cabot Partners. Prior to that, he was a Senior Vice President of the Beal Companies, a real estate management, investment and development company. He has also worked as an attorney and held various positions in state government, including the founding Executive Director of the Massachusetts Industrial Finance Agency.

Mr. Patterson currently also serves as Chairman of the Joslin
Diabetes Center and as a Director of Brandywine Trust Company.
Mr. Patterson is a graduate of Harvard College and Harvard Law
School.


DONALD S. PERKINS*
[INSERT PICTURE]

Mr. Perkins, age 68, is the retired Chairman of the Board of Jewel Companies, Inc., a diversified retailer, where among other roles he served as President, Chief Executive Officer and Chairman of the Board from 1965 to 1980. He currently also serves as a Director of various other public corporations, including American Telephone & Telegraph Company, AON Corp., an insurance company, Cummins Engine Company, Inc., an engine and power generator equipment manufacturer and assembler, Illinova and Illinois Power Co., Inland Steel Industries, Inc., Kmart
Corporation, a major department store company        , LaSalle
Street Fund, Inc., a real estate investment trust, and Time
Warner, Inc., the nation's largest media conglomerate.   He
previously served as a director of several other major public corporations, including Corning Glass Works, Eastman Kodak Company and Firestone Tire & Rubber Company.

Mr. Perkins currently also serves as a Trustee and Vice Chairman of Northwestern University and as a Trustee of the Hospital Research and Education Trust. He is currently active in various civic and business associations, including the Business Council and the Civic Committee of the Commercial Club of Chicago, of which he is the founding Chairman. Mr. Perkins is a graduate of Yale University and Harvard Business School and holds an honorary Doctorate from Loyola University of Chicago.


WILLIAM F. POUNDS
[INSERT PICTURE]

Dr. Pounds, age 67, is the Vice Chairman of your fund and of the other Putnam funds. He has been a Professor of Management at the Alfred P. Sloan School of Management at the Massachusetts Institute of Technology since 1961 and served as Dean of that School from 1966 to 1980. He previously served as Senior Advisor to the Rockefeller Family and Associates and was a past Chairman
of Rockefeller & Co., Inc.   ,     a registered investment
adviser which manages Rockefeller family assets, and Rockefeller
Trust Company.

Dr. Pounds currently also serves as a Director of IDEXX Laboratories, Inc., M/A-COM, Inc., EG&G, Inc., Perseptive Biosystems, Inc., Management Sciences For Health, Inc. and Sun Company, Inc. He is also a Trustee of the Museum of Fine Arts in Boston; an Overseer of WGBH Educational Foundation, and a
   Fellow     of The American Academy of Arts and Sciences.  He
previously served as a director of Fisher-Price, Inc., a major toy manufacturer and General Mills, Inc., a major manufacturer and distributor of food products. Dr. Pounds is a graduate of Carnegie Mellon University.

GEORGE PUTNAM*
[INSERT PICTURE]

Mr. Putnam, age 69, is the Chairman and President of your fund and of the other Putnam funds. He is the Chairman and a Director of Putnam Management and Putnam Mutual Funds Corp. and a director of Marsh & McLennan, their parent company. Mr. Putnam is the son of the founder of the Putnam funds and Putnam Management and has been employed in various capacities by Putnam Management since 1951, including Chief Executive Officer from 1961 to 1973. He is a former Overseer and Treasurer of Harvard University; a past Chairman of the Harvard Management Company; and a Trustee Emeritus of Wellesley College and Bradford College.

Mr. Putnam currently also serves as a Director of The Boston Company, Inc., Boston Safe Deposit and Trust Company, Freeport-McMoRan, Inc., a mining and natural resources company, General Mills, Inc., a major manufacturer of food products, Houghton Mifflin Company, a major publishing company, and Rockefeller Group, Inc., a real estate manager. He is also a Trustee of Massachusetts General Hospital, McLean Hospital, Vincent Memorial Hospital, WGBH Educational Foundation and the Museum of Fine Arts in Boston; an Overseer of Northeastern University; and a
   Fellow     of The American Academy of Arts and Sciences.  Mr.
Putnam is a graduate of Harvard College and Harvard Business School and holds honorary doctorates from Bates College and Harvard University.


GEORGE PUTNAM, III*
[INSERT PICTURE]

Mr. Putnam, age 44, is the President of New Generation Research, Inc., a publisher of financial advisory and other research services relating to bankrupt and distressed companies, and New Generation Advisers, Inc., a registered investment adviser which provides advice to private funds specializing in investments in such companies. Prior to founding New Generation in 1985, Mr. Putnam was an attorney with the Philadelphia law firm Dechert Price & Rhodes.

Mr. Putnam currently also serves as a Director of The World Environment Center and the Massachusetts Audubon Society. He is also a Trustee of the Sea Education Association and St. Mark's School and an Overseer of the New England Medical Center. Mr. Putnam is a graduate of Harvard College, Harvard Business School and Harvard Law School.


ELI SHAPIRO
[INSERT PICTURE]

Dr. Shapiro, age 79, is the Alfred P. Sloan Professor of Management, Emeritus at the Alfred P. Sloan School of Management at the Massachusetts Institute of Technology, having served on the faculty of the Sloan School for eighteen years. He previously was also on the faculty of Harvard Business School, The University of Chicago School of Business and Brooklyn College. During his academic career, Dr. Shapiro authored numerous publications concerning finance and related topics. He previously served as the President and Chief Executive of the National Bureau of Economic Research and also provided economic and financial consulting services to various clients.

Dr. Shapiro currently serves as a Director of Nomura Dividend Income Fund, Inc., a privately held registered investment company managed by Putnam Management. He is also a past Director of many companies, including Reece Corporation, a sewing machine manufacturer, Commonwealth Mortgage, Dexter Corporation, a manufacturer of plastics and related products, Avis Corporation, a car rental company, Connecticut Bank and Trust Company, Connecticut National Gas Corporation, the Federal Home Loan Bank of Boston, where he served as Chairman from 1977 to 1989, Travelers' Corporation, an insurance company, and Norlin Corporation, a musical instrument manufacturer; and a past Trustee of Mount Holyoke College and the Putnam funds (from 1984
to    1989)    .

Dr. Shapiro is a Fellow of The American Academy of Arts and Sciences and is active in various professional and civic associations, including the American Economic Association, the American Finance Association and the Council on Foreign Relations. Dr. Shapiro is a graduate of Brooklyn College and Columbia University.


A.J.C. SMITH*
[INSERT PICTURE]

Mr. Smith, age 61, is the Chairman and Chief Executive Officer of Marsh & McLennan Companies, Inc. He has been employed by Marsh & McLennan and related companies in various capacities since 1961. Mr. Smith is a Director of the Trident Corp., and he also serves as a Trustee of the Carnegie Hall Society, the Central Park Conservancy, The American Institute for Chartered Property Underwriters, and is a Founder of the Museum of Scotland Society. He was educated in Scotland and is a Fellow of the Faculty of Actuaries in Edinburgh, a Fellow of the Canadian Institute of Actuaries, a Fellow of the Conference of Actuaries in Public Practice, an Associate of the Society of Actuaries, a Member of the American Academy of Actuaries, the International Actuarial Association and the International Association of Consulting Actuaries.


W. NICHOLAS THORNDIKE**
[INSERT PICTURE]

Mr. Thorndike, age 62, serves as a Director of various corporations and charitable organizations, including Data General Corporation, a computer and high technology company, Bradley Real Estate, Inc., a real estate investment firm, Providence Journal Co., a newspaper publisher, and Courier Corporation, a book binding and printing company. He is also a Trustee of Eastern Utilities Associates, Massachusetts General Hospital, where he previously served as chairman, and Northeastern University.

Prior to December 1988, he was the Chairman of the Board and Managing Partner of Wellington Management Company/Thorndike, Doran, Paine & Lewis, a registered investment adviser which managed mutual funds and institutional assets. He also previously served as a Trustee of the Wellington Group of Funds (now The Vanguard Group) and was the Chairman and a Director of Ivest Fund, Inc. Mr. Thorndike is a graduate of Harvard College.


- ----------------------------

* Nominees who are or may be deemed to be "interested persons" (as defined in the Investment Company Act of 1940) of your fund, Putnam Management, and Putnam Mutual Funds Corp. ("Putnam Mutual Funds"), the principal underwriter for all the open-end Putnam funds and an affiliate of Putnam Management. Messrs. Putnam, Lasser, and Smith are deemed "interested persons" by virtue of their positions as officers or shareholders of your fund, or directors of Putnam Management, Putnam Mutual Funds, or Marsh & McLennan Companies, Inc., the parent company of Putnam Management and Putnam Mutual Funds. Mr. George Putnam, III, Mr. Putnam's son, is also an "interested person" of your fund, Putnam Management, and Putnam Mutual Funds. Mr. Perkins may be
   deemed to be an    "    interested person   "     of your
   fund because of his service as a director of certain publicly held companies that include registered broker-dealer firms among their subsidiaries. Neither your fund nor any of the other Putnam funds currently engages in any transactions with such firms except that certain of such firms act as dealers in the retail sale of shares of certain Putnam funds in the ordinary course of their business. The balance of the nominees are not "interested persons."

** In February 1994 Mr. Thorndike accepted appointment as a successor trustee of certain private trusts in which he has no beneficial interest. At that time he also became Chairman of the Board of two privately owned corporations controlled by such trusts, serving in that capacity until October 1994. These corporations filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in August 1994.

Except as indicated above, the principal occupations and business experience of the nominees for the last five years have been with the employers indicated, although in some cases they have held different positions with those employers. Except for Dr. Shapiro, all the nominees were elected by the shareholders in October, 1994. Dr. Shapiro was elected by the other Trustees in April, 1995. As indicated above, Dr. Shapiro also previously
served as a Trustee of the Putnam funds from 1984 to    1989    .
The 13 nominees for election as Trustees at the shareholder meeting of your fund who receive the greatest number of votes will be elected Trustees of your fund. The Trustees serve until their successors are elected and qualified. Each of the nominees has agreed to serve as a Trustee if elected. If any of the nominees is unavailable for election at the time of the meeting, which is not anticipated, the Trustees may vote for other nominees at their discretion, or the Trustees may recommend that the shareholders fix the number of Trustees at less than 13 for your fund.

WHAT ARE THE TRUSTEES' RESPONSIBILITIES?

Your fund's Trustees are responsible for the general oversight of your fund's business and for assuring that your fund is managed in the best interests of its shareholders. The Trustees periodically review your fund's investment performance as well as the quality of other services provided to your fund and its shareholders by Putnam Management and its affiliates, including administration, custody, distribution and investor servicing. At least annually, the Trustees review the fees paid to Putnam Management and its affiliates for these services and the overall level of your fund's operating expenses. In carrying out these responsibilities, the Trustees are assisted by an independent administrative staff and by your fund's auditors and legal counsel, which are selected by the Trustees and are independent of Putnam Management and its affiliates.

DO THE TRUSTEES HAVE A STAKE IN YOUR FUND?

The Trustees believe it is important that each Trustee have a significant investment in the Putnam funds. The Trustees allocate their investments among the more than 80 Putnam funds based on their own investment needs. The Trustees' aggregate
investments in the Putnam funds total over    $34     million.
The table below lists each Trustee's current investments in your fund and in the Putnam funds as a group.

                                      SHARE OWNERSHIP BY TRUSTEES


               YEAR FIRST
NUMBER OF
               ELECTED AS          NUMBER OF
SHARES OF
               TRUSTEE OF          SHARES OF THE              ALL
PUTNAM
               THE PUTNAM          FUND OWNED
FUNDS OWNED
TRUSTEES       FUNDS               AS OF 6/15/95*            AS
OF 6/15/95**


- -----------------------------------------------------------------
- --------------

Jameson Adkins Baxter    1994        100
12,481
Hans H. Estin            1972        559
25,530
John A. Hill             1985        100
92,219
Elizabeth T. Kennan      1992        100(***)
15,528
Lawrence J. Lasser       1992        100
216,782
Robert E. Patterson      1984        300
59,611
Donald S. Perkins        1982       3,053
187,491
William F. Pounds        1971         500
362,818
George Putnam            1957       1,000
1,323,300
George Putnam, III       1984         500
137,104
Eli Shapiro              1995+        ---
84,440
A.J.C. Smith             1986         200
32,067
W. Nicholas Thorndike    1992         136
66,504
- -----------------------------------------------------------------
- --------------

*    As of June 15, 1995, the Trustees and officers of the fund owned a total
     of    6,648     shares of the fund, comprising less than 1%
of the
     outstanding shares of the fund on that date. With respect to all of these shares, the Trustees and officers individually have sole investment power and sole voting power.

**   These holdings do not include shares of Putnam money market funds.

   *** In addition, Mrs. Kennan is the custodian of a trust for her son which owns 109 shares of the fund.

+    Dr. Shapiro previously served as a Trustee of the Putnam
funds from 1984 to
   1989    .

WHAT ARE SOME OF THE WAYS IN WHICH THE TRUSTEES REPRESENT
SHAREHOLDER INTERESTS?

The Trustees believe that, as substantial investors in the Putnam funds, their interests are closely aligned with those of individual shareholders. Among other ways, the Trustees seek to represent shareholder interests:

          by carefully reviewing your fund's investment performance on an individual basis with your fund's managers;


          by also carefully reviewing the quality of the various other services provided to the funds and their shareholders by Putnam Management and its affiliates;


          by discussing with senior management of Putnam
          Management steps being taken to address any performance deficiencies;


          by reviewing the fees paid to Putnam Management to ensure that such fees remain reasonable and competitive with those of other mutual funds, while at the same time providing Putnam Management sufficient resources to continue to provide high quality services in the future;


          by monitoring potential conflicts between the funds and Putnam Management and its affiliates to ensure that the funds continue to be managed in the best interests of their shareholders;


          by also monitoring potential conflicts among funds to ensure that shareholders continue to realize the benefits of participation in a large and diverse family of funds.


HOW OFTEN DO THE TRUSTEES MEET?

The Trustees meet each month (except August) over a two-day period to review the operations of your fund and of the other
Putnam funds.  A portion    of each     of these meetings is
devoted to meetings of various Committees of the board which focus on particular matters. These include: the Contract Committee, which reviews all contractual arrangements with Putnam Management and its affiliates; the Communication and Services Committee, which reviews the quality of services provided by your fund's investor servicing agent, custodian and distributor; the Pricing, Brokerage and Special Investments Committee, which reviews matters relating to valuation of securities, best execution, brokerage costs and allocations and new investment techniques; the Audit Committee, which reviews accounting policies and the adequacy of internal controls and supervises the engagement of the funds' auditors; the Compensation, Administration and Legal Affairs Committee, which reviews compensation of the Trustees and their administrative staff and supervises the engagement of the funds' independent counsel; and the Nominating Committee, which is responsible for selecting nominees for election as Trustees.

Each Trustee generally attends at least two formal committee meetings during such monthly meeting of the Trustees. During 1994, the average Trustee participated in approximately 40 committee and board meetings. In addition, the Trustees meet in small groups with Chief Investment Officers and Portfolio Managers to review recent performance and the current investment
climate for selected funds.     These meetings ensure     that
each fund's performance is reviewed in detail at least twice a year. The Contract Committee typically meets on several additional occasions during the year to carry out its
responsibilities.   Other Committees, including an Executive
Committee, may also meet on special occasions as the need arises.

WHAT ARE THE TRUSTEES PAID FOR THEIR SERVICES?

Your fund pays each Trustee a fee for his or her services. Each Trustee also receives fees for serving as Trustee of other Putnam funds. The Trustees periodically review their fees to assure that such fees continue to be appropriate in light of their responsibilities as well as in relation to fees paid to trustees of other mutual fund complexes. The fees paid to each Trustee by your fund and by all of the Putnam funds are shown below:

C                                       OMPENSATION TABLE

                                                            TOTAL
                    AGGREGATE           RETIREMENT BENEFITS
COMPENSATION
                    COMPENSATION        ACCRUED AS PART OF  FROM
ALL
TRUSTEES            FROM THE FUND*      FUND'S EXPENSES
PUTNAM FUNDS**
- -----------------------------------------------------------------
- ---------------
Ms. Baxter+            $    1,412            $0
$135,850
Mr. Estin            1,539                    0
141,850
Mr. Hill             1,547                    0
143,850
Ms. Kennan           1,528                    0
141,850
Mr. Lasser           1,539                    0
141,850
Mr. Patterson        1,561                    0
144,850
Mr. Perkins          1,521                    0
139,850
Dr. Pounds           1,546                    0
143,850
Mr. G. Putnam        1,539                    0
141,850
Mr. G. Putnam, III   1,539                    0
141,850
Dr. Shapiro++          N/A                    0
   N/A
Mr. Smith            1,503                    0
137,850
Mr. Thorndike        1,561                    0
144,850
- -----------------------------------------------------------------
- ---------------
*    Reflects amounts paid by the fund for its fiscal year ended
November 30,
     1994. Includes an annual retainer and an attendance fee for each meeting attended.

**   Reflects total payments received from all Putnam funds in
the most
     recent calendar year. As of December 31, 1994, there were 86 funds in the
     Putnam family.

+    Elected to Board in January, 1994.

++   Elected to Board in April, 1995.  For the calendar year
ended December 31,
    1994, Dr. Shapiro received $38,577 in retirement benefits from the Putnam funds in respect of his prior service as a Trustee. These benefits terminated at the end of 1994.
Your fund's Trustees have approved Retirement
   Guidelines for Trustees of the Putnam funds. These guidelines provide generally that a Trustee who retires after reaching age 72 and who has at least 10 years of continuous service will be eligible to receive a retirement benefit from each Putnam fund for which he or she served as a Trustee. The amount and form of such benefit is subject to determination annually by the Trustees and, unless
     otherwise determined by the Trustees, will be an annual cash benefit payable for life equal to one-half of the Trustee retainer fees paid by the fund at the time of retirement. Several retired Trustees are currently receiving benefits pursuant to the Guidelines and it is anticipated that the current
     Trustees of your fund will receive similar benefits upon their retirement. A Trustee who retired in the most recent calendar year and was eligible to receive benefits under these Guidelines would have received an annual benefit of $60,425, based upon the aggregate retainer fees paid by the Putnam funds for such year.
     The Trustees of your fund reserve the right to amend or terminate such guidelines and the related payments at any time, and may modify or waive the foregoing eligibility requirements when deemed appropriate.

For additional information about your fund, including further information about its Trustees and officers, please see "Further
information about your fund," on page    33    .

PUTNAM INVESTMENTS

Putnam Investment Management, Inc. and its affiliate, Putnam Fiduciary Trust Company, your fund's investor servicing agent and custodian, are wholly owned by Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109, a holding company that is in turn wholly owned by Marsh & McLennan Companies, Inc., which has executive offices at 1166 Avenue of the Americas, New York, New York 10036. Marsh & McLennan Companies, Inc., and its operating subsidiaries are professional services firms with insurance and reinsurance brokering, consulting, and investment management businesses.

THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR"    ALL     NOMINEES.

2.  SELECTION OF INDEPENDENT AUDITORS

Price Waterhouse LLP, 160 Federal Street, Boston, Massachusetts
   02110    , independent accountants, has been selected by the
Trustees as auditors of the fund for the current fiscal year. Among the country's preeminent accounting firms, this firm also serves as the auditor for approximately half of the other funds in the Putnam family. It was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services, and the competitiveness of the fees charged for these services.

   THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 2.

A majority of the votes on the matter is necessary to ratify the selection of auditors. A representative of the independent auditors is expected to be present at the meeting to make statements and to respond to appropriate questions.




3.   APPROVAL OR DISAPPROVAL OF THE CONVERSION OF YOUR FUND FROM
     CLOSED-END TO OPEN-END STATUS AND CERTAIN RELATED AMENDMENTS
     TO YOUR FUND'S AGREEMENT AND DECLARATION OF TRUST

WHAT IS BEING CONSIDERED UNDER THIS ITEM?

Shareholders will have the opportunity to vote at the meeting on the question of whether your fund should be converted from a closed-end fund to an open-end fund. The Trustees, as discussed in more detail below, unanimously recommend that shareholders vote AGAINST converting your fund to an open-end fund. This recommendation is based on the Trustees' view that, as a closed-end fund, your fund is afforded significant investment advantages.

If approved, the conversion would result in the "delisting" of your fund's shares from the New York Stock Exchange where they currently may be bought or sold at prevailing market prices. The shares would then become redeemable directly from your fund at net asset value. Other differences between closed-end and open-end investment companies are described below.

A conversion from closed-end to open-end status would also require a number of changes in the Agreement and Declaration of Trust (the "Declaration of Trust") under which your fund was
established.  Accordingly, approval of this    proposal     would
also authorize your fund's Trustees to make such amendments as they may deem necessary or appropriate to operate your fund in open-end form if this proposal is approved. These changes are described in greater detail below.

WHY IS THIS QUESTION BEING SUBMITTED TO SHAREHOLDERS NOW?

Your fund's governing legal documents require that shareholders of your fund be given the opportunity to vote on a proposal to convert your fund from closed-end to open-end status if the fund's shares have traded at an average discount of more than 10% from their net asset value during the last twelve calendar weeks
of the preceding fiscal year (measured as of    the     last
trading day in each such week). For the twelve-week period ended November 25, 1994, your fund's shares traded at an average discount of 10.97%, requiring that this proposal be submitted to shareholders for their consideration.


WHAT IS THE RECOMMENDATION OF THE TRUSTEES?

The Trustees regularly review the overall performance and trading information for Putnam's closed-end funds. At meetings held on May 5, 1995 and June 2, 1995, the Trustees of your fund carefully evaluated the fund's investment performance and the trading history of its shares since its inception in June 1988, and information about the possible advantages and disadvantages of such a conversion. FOR THE REASONS DESCRIBED BELOW, THE TRUSTEES OF YOUR FUND HAVE UNANIMOUSLY CONCLUDED THAT THE CONVERSION OF
YOUR FUND TO OPEN-END STATUS WOULD NOT BE IN THE BEST LONG   -
    TERM INTERESTS OF SHAREHOLDERS OF YOUR FUND. ACCORDINGLY, THE TRUSTEES OF YOUR FUND UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS
VOTE    "AGAINST"     THIS PROPOSAL.

WHY ARE YOUR FUND'S TRUSTEES RECOMMENDING A VOTE AGAINST A
CONVERSION?

The Trustees of your fund are recommending a vote against converting your fund to open-end status for the following reasons:

          The Trustees believe that your fund's closed-end status provides significant investment benefits not available in an open-end fund. Because your fund's shares are not redeemable, your fund is not required to maintain short-term investments in anticipation of possible redemptions and your fund's assets can be fully invested in higher-yielding securities in pursuit of the fund's investment objectives. Furthermore, as a closed-end fund, your fund does not experience the cash flows associated with sales and redemptions of open-end fund shares. As a result your fund's portfolio manager doesn't have to invest additional cash from new sales at times when market conditions are unfavorable or sell securities to meet redemptions at
          inopportune times.


          The Trustees believe that your fund's operating expenses are likely to increase if your fund is converted to open-end status. As an open-end fund, your fund would be required, as a practical matter, to make a continuous public offering of its shares in order to offset redemptions and maintain the economies of scale available at its current size. The Trustees expect that in order to market your fund's shares effectively as a member of the Putnam family of open-end funds and to conform generally to sales practices of competing dealer-sold funds, following a conversion to open-end status, the Trustees would likely recommend that shareholders approve the adoption of a
          distribution plan under Rule 12b-1   .  Such a plan
          would permit     your fund to pay annual distribution
          fees of up to 0.35% of your fund's net assets. If such distribution plan were approved, the Trustees would expect to authorize the payment of distribution fees at the annual rate of 0.25% of net assets, as is the case with similar open-end Putnam funds. In addition, all shareholders would bear the brokerage and other transactional costs associated with purchases and sales of securities in response to the sale or redemption of shares if your fund were converted to open-end status (except to the extent that the Trustees decide to impose a temporary redemption fee, as described below).


          Open-end funds, since they continually issue new shares, have the ability to increase in size. This growth could result in efficiencies in spreading fixed costs over a larger pool of assets. In the Trustees' view, the potential for substantial growth and decreased expense ratios is limited since your fund is already of significant size, having net assets of
          approximately    $558     million at    June 30    ,
          1995. Further, since they also continually redeem shares, open-end funds can also shrink. In that case, expense ratios may increase. Putnam Management has advised the Trustees that it is likely that your fund might experience significant redemptions following any conversion, thereby shrinking in size. Depending on the size of the redemptions and any sales of new shares, increased expense ratios could result.


          The need to sell securities to meet redemptions may have adverse tax consequences to shareholders remaining in your fund. If your fund sells securities to meet redemptions and realizes a gain for tax purposes, your fund will be required to allocate the tax gain to all shareholders, not simply to those redeeming.

          The Trustees believe that recent discounts from net asset value in the trading market price of your fund's shares are not representative of the trading history of your fund's shares over the longer term. Indeed, at times your fund's shares have traded at premiums to
          their net asset value.  The average    daily
          discount for the fund's shares for the life of your
          fund    through June 30, 1995 is -3.56%    .


          Since 1994 share discounts have generally widened. Putnam Management has advised the Trustees that in its judgment the recent discounts reflect in large part adverse conditions in the markets for fixed income securities generally and that, although there can be no assurance, Putnam Management believes it is likely that such discounts will moderate as market conditions continue to improve.

          The Trustees believe that your fund has achieved favorable investment results for its shareholders over its life as a closed-end fund. See "How has your fund
          performed?"    immediately     below.  The Trustees
          believe that, in deciding whether to make major structural changes, the long-term performance of your fund is the most important factor. In light of your fund's performance the Trustees do not believe that eliminating the possibility of the discount justifies the fundamental changes which would result from a conversion, including the loss of the investment advantages of closed-end status and the likelihood of increased operating expenses.


          The Trustees believe that most shareholders of your fund purchased their shares with a long-term investment perspective that recognizes the special advantages of the closed-end structure. In addition, many shareholders have purchased their fund shares at a discount and have not been adversely affected by the discount. Consequently, the Trustees do not believe that the existence of a more significant discount in recent years should be viewed as grounds for depriving shareholders of the advantages of the closed-end structure.


FOR ALL OF THE FOREGOING REASONS, THE TRUSTEES UNANIMOUSLY
RECOMMEND THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

HOW HAS YOUR FUND PERFORMED?

The following table summarizes the annualized total return of your fund for the periods shown based, alternatively, on the net asset value and the market value of its shares:

        TOTAL RETURN (ANNUALIZED) THROUGH JUNE 30, 1995
                                                       Since
               1 year         3 years        5 years
   inception
                                                         6/88

On Net Asset   12.06%         7.36%          9.24%     9.09%
 Value

On Market      11.89%         5.06%          8.37%     6.41%
 Value

The fund is ranked as follows by Lipper Analytical Services, Inc.
("Lipper") for the periods indicated below ending June 30, 1995:
1995:

1 year         3 years        5 years        Since
                                             inception
                                             (6/88)

   4     of 7       3 of 7            3     of 7       3 of 5

Lipper includes the fund in a combined closed-end general U.S. government and closed-end U.S. intermediate government universe
for funds that do not issue preferred shares or    use     other
   means     of financial leverage.  As is indicated
above   ,     the number of funds in the fund's Lipper category
is limited. The limited number of funds raises the possibility that the relative performance results are not broadly representative of market performance. The Trustees, in evaluating performance of the fund, use a broader survey of U.S. government and global bond mutual funds. Currently the fund is
compared to a list of 52    intermediate     U.S. government
funds and 33 global bond funds.  In    comparing the fund's
performance    to this list    , 70% of the weight is allocated
to the U.S. government fund comparison and 30% to the global bond funds. When compared under these criteria, the fund was ranked as follows:
                                                SINCE
               1 YEAR    3 YEARS   5 YEARS      INCEPTION
                                               6/88

Percentile*       29%              25%          27%
22%


*  Percentile reflects relative standing with 1% being the
highest relative performance and 100% being the lowest.     The
rankings set forth above are based on total return, reflecting changes in net asset value adjusted for reinvestment of capital gains and income dividends. They do not reflect changes in market price of shares in the case of closed-end funds or, for any fund, the deduction of sales charges. Past performance is no guarantee of future performance.

WHAT ARE THE PRINCIPAL DIFFERENCES BETWEEN A CLOSED-END AND OPEN-
END FUND?

In evaluating this proposal, shareholders may wish to consider the following differences between closed-end and open-end funds:

          CHANGES IN CAPITAL. Closed-end funds raise their capital through an initial public offering and generally do not raise additional capital after that time. Closed-end funds therefore have limited opportunities to gain additional economies of scale through growth of assets. At the same time, because shares of closed-end funds cannot be redeemed, the risk of higher expense ratios resulting from a decline in assets is also limited.


          Open-end funds, in contrast, generally engage in a continuous public offering of their shares, which provides the opportunity for growth of assets and
          reduced expense ratios.     However, because     shares
          of open-end funds are generally redeemable at any time, such funds face the risk of higher expense ratios if significant redemptions are not offset by sales of new shares.

          SALE OF SHARES. Shares of open-end funds may be redeemed at any time at their net asset value
          (subject only to the right of the fund to withhold payment for up to seven days or, with the permission of the SEC, to suspend redemptions under emergency conditions). In contrast, shares of closed-end funds are not redeemable and can generally be bought and sold at current market prices only on the exchange on which such funds are listed. Thus, converting your fund from closed-end to open-end status would eliminate the current discount between market price and net asset value, but would also eliminate the possibility that your fund's shares might again trade at a premium in the future.


          REGULATORY REQUIREMENTS.  Both closed-end and open-end

          funds are registered with the SEC under the Investment Company Act of 1940 and, with certain differences relating largely to the sale and redemption of shares, are generally subject to the same regulatory requirements of that Act. Your fund's shares are listed for trading on the New York Stock Exchange.
         That listing would be terminated in the event of a conversion to open-end status. Since open-end funds generally engage in a continuous public offering of their shares they are required to maintain current registrations under federal and state securities laws, which involves additional costs.


          ANNUAL SHAREHOLDER MEETINGS.  Your fund is currently
          required by the rules of    the     New York Stock
          Exchange to hold annual meetings of shareholders for the purpose of electing Trustees and ratifying the selection of auditors. As noted above, conversion of your fund to open-end status would result in termination of the fund's listing on the New York Stock Exchange with the result that your fund would no longer be required to hold annual meetings. In such event, your fund expects that meetings would be held only on an as-needed basis.


          INVESTMENT FLEXIBILITY. As noted above, the cash flows associated with sales and redemptions of open-end fund shares, as well as the need to maintain cash reserves in anticipation of possible redemptions also tend to reduce the investment flexibility of open-end funds.


          SHAREHOLDER PRIVILEGES. Shareholders of your fund currently have the option of participating in the fund's Dividend Reinvestment Plan, under which cash distributions paid by your fund are generally reinvested through the purchase of additional fund shares at market prices, which currently reflect a discount from net asset value. (At times when your fund's shares are trading at a premium over their net asset value, such reinvestments are made at the higher
          of net asset value or 95% of market value.)   If the
          fund were to convert to open-end status, shareholders would no longer be able to reinvest dividends at a price below net asset value per share. Shareholders of open-end Putnam funds have the option to reinvest their distributions in additional shares at net asset value at all times.


                  Shareholders of open-end funds in the Putnam family of funds currently have the privilege of exchanging their investment at net asset value and without sales charges for shares of more than 63 open-end funds in the Putnam group. Shareholders of your fund currently do not have that privilege.



WHAT OTHER POSSIBLE CONSEQUENCES MIGHT RESULT FROM CONVERSION OF
YOUR FUND TO OPEN-END STATUS?

In addition to those matters described above, shareholders should consider the following possible consequences of conversion of your fund to open-end status:

          Significant redemptions following a conversion would require your fund to sell portfolio securities. These transactions would involve brokerage and other transaction costs and could result in the recognition of capital gains for federal income tax purposes. Such costs and liabilities would be borne by all shareholders and not just those redeeming, (except to the extent that the Trustees decide to impose a temporary redemption fee, as described below).


          Certain legal, accounting and other costs would be incurred in connection with the conversion of your fund to open-end status. Although it is difficult to estimate these costs with precision, these costs are estimated to be at least $100,000. Based on your fund's current size it is not anticipated that these costs would materially increase your fund's expense ratio.


             The     Trustees reserve the right to impose a
          temporary redemption fee of up to    2.00%     of the
          value of shares redeemed for a period of up to one year following the fund's conversion to an open-end
          investment company.     The Trustees may impose this
          fee if they believe that immediately following a conversion to open-end status there would likely be significant redemptions of shares that would disrupt long-term portfolio management of the fund and dilute the interests of the remaining shareholders.
          Imposition of a redemption fee may deter certain redemptions and would compensate remaining long-term shareholders for the costs of the liquidation of a
          significant percentage     of the fund's
          portfolio    .


          The fund will notify shareholders in writing prior to the imposition of any temporary redemption fee.

WHAT CHANGES WOULD BE MADE IN YOUR FUND'S DECLARATION OF TRUST IF
SHAREHOLDERS VOTE TO CONVERT THE FUND TO OPEN-END STATUS?


Conversion of your fund from a closed-end to an open-end fund would require certain changes to your fund's Declaration of Trust. Accordingly, a vote in favor of such conversion would also authorize the Trustees to amend your fund's Declaration of Trust in the following respects. The Declaration of Trust would be amended to conform substantially to the Declarations of Trust of the open-end funds in the Putnam group, which include provisions commonly found in the governing documents of many other open-end investment companies. Most notably, the Declaration of Trust would be amended to authorize the Trustees, without shareholder approval, to create additional series of shares and to divide any series of shares into multiple classes. Each series would have its own investment objective, policies and restrictions, and shares of each series would represent interests in separate investment portfolios, each of which would be accounted for separately on the books of your fund with respect to income, earnings, profits, proceeds, assets and liabilities attributable to that series. Shares of each series would be entitled to vote separately to approve investment advisory agreements, distribution plans and changes in fundamental investment restrictions; but shares of all series would vote together on the election of Trustees and the ratification of the
selection of    auditors    .  Classes of a series would have
such preferences or special or relative rights and privileges as the Trustees determine, and each class would vote separately on issues relating exclusively to that class. Such multiple classes of shares have been created for the open-end Putnam funds in order to offer investors alternative ways of paying sales charges and it is likely that the Trustees would divide the shares of the fund into classes in order to conform to such sales arrangements. The Trustees have no present intention of creating additional series of shares.

The Declaration of Trust also would be amended to conform shareholder voting rights to those provided by most recently organized open-end Putnam funds. The vote required for the fund to merge, consolidate, sell substantially all of its assets or to terminate its existence and liquidate its assets would be reduced
from two-thirds of the shares entitled to vote    of     a
majority of such shares. Further, the Declaration of Trust would be amended to provide that, rather than holding a shareholder meeting each year, your fund would only hold shareholder meetings at the Trustees' discretion or when shareholders owning the required number of shares act to call a meeting. The number of shares required to call a shareholder meeting would be reduced from 25% of the shares entitled to vote at such meeting to
        10% of such shares. The quorum provision in the Declaration of Trust would be changed from requiring the presence of a majority of the shares entitled to vote on a particular
matter to requiring only    30%     percent of such shares to be
present in order to establish a quorum.

The Declaration of Trust also would be amended to    require
your fund to    purchase all shares offered to it for redemption
at a price equal to the net asset value of the     shares    next
determined, less any redemption charge fixed by the Trustees. In addition, the fund would be authorized, at its option, to redeem
shares held in a shareholder's account     at net asset value if
at any time a shareholder owned shares in an amount either less than or greater than, as the case may be, an amount determined by the Trustees. Notwithstanding this provision, all shares would be redeemable at a shareholder's option.

Another change to the Declaration of Trust would be to give the Trustees, instead of the shareholders, the ability to fix the number of Trustees. Shareholders would continue to have the ability to remove any Trustee by a vote of two-thirds of the outstanding shares of your fund.

Finally, the Declaration of Trust would be amended to eliminate certain provisions that relate specifically to the fund's closed-end status, such as the conversion provision that has necessitated this proposal.

The Trustees would also make certain technical and non-material changes to the Declaration of Trust and conforming changes to your fund's Bylaws if the shareholders vote in favor of the conversion of your fund to an open-end fund.

WHAT PERCENTAGE OF SHAREHOLDERS' VOTES ARE REQUIRED TO APPROVE
THE CONVERSION?

Approval of the conversion of your fund to open-end status and of the related amendments to your fund's Declaration of Trust will require the "yes" vote of a majority of your fund's outstanding shares entitled to vote.

If such conversion is approved, the conversion would become effective following compliance with all necessary regulatory requirements under federal and state law. Your fund would seek to complete this process as soon as reasonably practicable, but it is estimated that this process may require at least several months.

IF    THE     CONVERSION IS NOT APPROVED, WILL THE FUND CONTINUE
IN ITS CURRENT FORM?

Yes, in the event that shareholders do not approve the conversion of your fund to open-end status, your fund would continue as a closed-end fund. Shareholders would be given the opportunity to vote on a proposed conversion to open-end status in future years if your fund's shares again traded at discounts sufficient to meet the requirement of the Declaration of Trust described above.



THE TRUSTEES BELIEVE THAT THE CONTINUED OPERATION OF YOUR FUND AS
A CLOSED-END INVESTMENT COMPANY IS IN THE BEST LONG-TERM
INTERESTS OF SHAREHOLDERS, AND UNANIMOUSLY RECOMMEND A VOTE
AGAINST THE CONVERSION OF YOUR FUND TO OPEN-END STATUS AT THIS
TIME.

THE TRUSTEES RECOMMEND THAT YOU VOTE "AGAINST" PROPOSAL 3.
FURTHER INFORMATION ABOUT VOTING AND THE SHAREHOLDER MEETING

QUORUM AND METHODS OF TABULATION. A majority of the shares entitled to vote -- present in person or represented by proxy -- constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and
(ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting.

The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. With respect to the election of Trustees and selection of auditors, neither abstentions nor broker non-votes have any effect on the outcome of the proposal. With respect to any other proposals, abstentions and broker non-votes have the effect of a negative vote on the proposal.

OTHER BUSINESS. The Trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy.

SIMULTANEOUS MEETINGS. The meeting of shareholders of your fund is called to be held at the same time as the meetings of shareholders of certain of the other Putnam funds. It is anticipated that all meetings will be held simultaneously. If any shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting to a time promptly after the simultaneous meetings, the persons named as proxies will vote in favor of such adjournment.

SOLICITATION OF PROXIES. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company, and Putnam Mutual Funds may solicit proxies in person or by telephone. Your fund may also arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. No fund is aware of any such challenge at this time. Shareholders would be called at the phone number Putnam Investments has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting.

Persons holding shares as nominees will upon request be reimbursed for their reasonable expenses in soliciting instructions from their principals. The fund has retained at its
expense    D.F. King and Company, Inc., 77 Water Street, New
York, New York 10005    , to aid in the solicitation    of
instructions for nominee    and registered     accounts, for a
fee not to exceed    $5,000        plus reasonable out-of-pocket
expenses.

REVOCATION OF PROXIES. Proxies, including proxies given by telephone, may be revoked at any time before they are voted by a written revocation received by the Clerk of the Putnam funds, by properly executing a later-dated proxy or by attending the meeting and voting in person.

DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS FOR THE NEXT ANNUAL MEETING. It is anticipated that your fund's next annual meeting
of shareholders will be held in    October    , 1996.
Shareholder proposals to be included in your fund's proxy statement for the next annual meeting must be received by your
fund before    April 10, 1996.  In the event that shareholders
vote in favor of converting your fund to open-end status, your fund is not likely to hold an annual meeting of shareholders in
1996 because it will no longer be required to do so    .

ADJOURNMENT. If sufficient votes in favor of any of the proposals for any fund set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any of such proposals. The fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

FINANCIAL INFORMATION. YOUR FUND WILL FURNISH, WITHOUT CHARGE, TO ANY OF ITS SHAREHOLDERS UPON REQUEST A COPY OF ITS ANNUAL REPORT FOR ITS MOST RECENT FISCAL YEAR, AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUESTS MAY BE DIRECTED TO PUTNAM INVESTOR SERVICES, P.O. BOX 41203, PROVIDENCE, RI 02940-1203, 1-800-225-1581.

FURTHER INFORMATION ABOUT YOUR FUND

LIMITATION OF TRUSTEE LIABILITY. The Agreement and Declaration of Trust of your fund provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.
Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

AUDIT AND NOMINATING COMMITTEES. The voting members of the Audit Committee of your fund include only Trustees who are not "interested persons" of the fund or by reason of any affiliation with Putnam Investments and its affiliates. The Audit Committee currently consists of Messrs. Estin (Chairman), Perkins
   (without vote)    , Putnam, III (without vote), Shapiro, Smith
(without vote), and Mrs. Kennan. The Nominating Committee consists only of Trustees who are not "interested persons" of your fund or Putnam Management. The Nominating Committee currently consists of Dr. Pounds and Mrs. Kennan (Co-chairpersons), Mrs. Baxter, and Messrs. Estin, Hill, Patterson, Shapiro, and Thorndike.
OFFICERS AND OTHER INFORMATION.  In addition to George Putnam and
Lawrence J.
Lasser, the officers of your fund are as follows:



                                                            YEAR
FIRST

ELECTED TO
NAME (AGE)                    OFFICE
OFFICE
Charles E. Porter (56)        Executive Vice President      1989
Patricia C. Flaherty (48)     Senior Vice President         1993
Gordon H. Silver (48)         Vice President                1990
Gary N. Coburn (49)           Vice President                1988
Alan J. Bankart (43)          Vice President                1994
Andrew J. Dudley* (30)        Vice President                1994
Neil J. Powers* (33)          Vice President                1992
D. William Kohli* (34)        Vice President                1994
Mark Siegel* (35)             Vice President                1994
William N. Shiebler** (53)    Vice President                1991
John R. Verani (56)           Vice President                1989
Paul M. O'Neil (42)           Vice President                1992
John D. Hughes (60)           Vice President & Treasurer    1988
Beverly Marcus (51)           Clerk                         1988
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- ---------------
*  One of the fund's portfolio managers
** President of Putnam Mutual Funds

All of the officers of your fund are employees of Putnam Management or its affiliates. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan Companies, Inc., the parent corporation of Putnam Management, Messrs. Putnam, George Putnam, III, Lasser and
Smith (nominees for Trustees of your fund), as well as the officers of your fund, will benefit from the management fees, custodian fees and investor servicing fees paid or allowed by the fund.

ASSETS AND SHARES OUTSTANDING OF YOUR FUND
AS OF JUNE 30, 1995



Net assets
   $558,386,094

Common shares outstanding
and authorized to vote
   65,098,252     shares

Persons beneficially owning
more than 5% of the fund's Common shares                None


PUTNAMINVESTMENTS
    THE PUTNAM FUNDS

    One Post Office Square
    Boston, Massachusetts 02109
    Toll-free 1-800-225-1581

PUTNAMINVESTMENTS

THIS IS YOUR PROXY CARD.

PLEASE VOTE THIS PROXY, SIGN IT BELOW, AND RETURN IT PROMPTLY IN
THE ENVELOPE PROVIDED.  YOUR VOTE IS IMPORTANT.

                Please fold at perforation before detaching
- -----------------------------------------------------------------
Proxy for a meeting of shareholders, October 5, 1995, for PUTNAM
INTERMEDIATE GOVERNMENT INCOME TRUST.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF THE FUND.

The undersigned shareholder hereby appoints George Putnam, Hans
H. Estin, and William F. Pounds, and each of them separately, proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the meeting of shareholders of Putnam Intermediate Government Income Trust on October 5, 1995, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the fund that the undersigned shareholder would be entitled to vote if personally present.


PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Please sign your name exactly as it appears on this card. If you are a joint owner, each of you should sign. When signing as an executor, administrator, attorney, trustee or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.



- -----------------------------------------------------------------
Shareholder sign here                                       Date


- -----------------------------------------------------------------
Co-owner sign here                                          Date


HAS YOUR ADDRESS CHANGED?
Please use this form to notify us of any change in address or telephone number or to provide us with your comments. Detach this form from the proxy ballot and return it with your signed proxy in the enclosed envelope.

Street
- -----------------------------------------------------------------

City                                         State           Zip

- -----------------------------------------------------------------

Telephone
- -----------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

- -----------------------------------------------------------------

- -----------------------------------------------------------------

- -----------------------------------------------------------------

DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy as soon as possible. A postage-paid envelope is enclosed for your convenience.

THANK YOU!
- -----------------------------------------------------------------
                Please fold at perforation before detaching

IF YOU COMPLETE AND SIGN THE PROXY, WE'LL VOTE IT EXACTLY AS YOU TELL US. IF YOU SIMPLY SIGN THE PROXY, IT WILL BE VOTED FOR ELECTING TRUSTEES AS SET FORTH IN PROPOSAL 1, FOR PROPOSAL 2 AND
AGAINST    PROPOSAL     3.  THE PROXIES WILL ALSO BE AUTHORIZED
TO VOTE UPON SUCH OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


THE TRUSTEES RECOMMEND A VOTE FOR    PROPOSALS 1 AND     2 AND A
VOTE  AGAINST PROPOSAL 3 AS LISTED BELOW:

PLEASE MARK YOUR CHOICES / X / IN BLUE OR BLACK INK.

    THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" ALL NOMINEES

1.  Proposal to elect Trustees
    The nominees for Trustees are: J.A. Baxter, H.H. Estin, J.A.
    Hill, E.T. Kennan, L.J. Lasser, R.E. Patterson, D.S.
    Perkins, W.F. Pounds, G. Putnam, G. Putnam, III, E. Shapiro,
    A.J.C. Smith, W.N. Thorndike.

/ / FOR fixing the number of Trustees at 13 and electing all the nominees (EXCEPT AS MARKED TO THE CONTRARY BELOW.)

    TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE
    NOMINEES, WRITE THOSE NOMINEES' NAMES BELOW:

    ------------------------------------------------------------

/  /     WITHHOLD authority to vote for all nominees

    THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 2.

2.  PROPOSAL TO RATIFY       FOR       AGAINST        ABSTAIN
    THE SELECTION OF         /  /      /  /           /  /
    PRICE WATERHOUSE LLP
    AS AUDITORS.

    THE TRUSTEES RECOMMEND THAT YOU VOTE "AGAINST" PROPOSAL 3.

3.  PROPOSAL TO CONVERT      FOR       AGAINST        ABSTAIN
    YOUR FUND FROM           /  /      /  /           /  /
    CLOSED-END TO OPEN-END
    STATUS AND AUTHORIZE
    CERTAIN RELATED AMENDMENTS
    TO THE AGREEMENT AND
    DECLARATION OF TRUST.


NOTE: If you have questions on any of the proposals, please call
1-800-225-1581.